                                                                    EXHIBIT 10.2

                                                                    EXHIBIT L-2,
                                                                     AS EXECUTED
                              FORM OF DMFC GUARANTY

                          Dated as of December 20,2002

                                      From

                            DEL MONTE FOODS COMPANY

                                       and

                                  as Guarantor

                                   in favor of

                       THE SECURED PARTIES REFERRED TO IN
                     THE CREDIT AGREEMENT REFERRED TO HEREIN

                                 TABLE OF CONTENTS

SECTION                                                                              PAGE
Section 1.    Guaranty.........................................................        1

Section 2.    Guaranty Absolute................................................        2

Section 3.    Waivers and Acknowledgments......................................        3

Section 4.    Subrogation......................................................        4

Section 5.    Payments Free and Clear of Taxes, Etc............................        4

Section 6.    Representations and Warranties...................................        6

Section 7.    Covenants........................................................        6

Section 8.    Amendments, Guaranty Supplements, Etc............................        9

Section 9.    Notices, Etc.....................................................        9

Section 10.   No Waiver; Remedies..............................................       10

Section 11.   Right of Set-off.................................................       10

Section 12.   Indemnification..................................................       11

Section 13.   Subordination....................................................       11

Section 14.   Continuing Guaranty, Assignments under the Credit Agreement......       12

Section 15.   Execution in Counterparts........................................       13

Section 16.   Effective Date...................................................       13

Section 17.   Governing Law; Jurisdiction; Waiver of Jury Trial, Etc...........       13

                                    GUARANTY

                  GUARANTY, dated as of DECEMBER 20, 2002, made by DEL MONTE FOODS COMPANY (the "GUARANTOR") in favor of the Secured Parties (as defined in the Credit Agreement referred to below).

                  PRELIMINARY STATEMENT. SKF Foods Inc. (to be known after the consummation of the Merger as Del Monte Corporation), a Delaware corporation (the "BORROWER"), is party to a Credit Agreement, dated as of December 20,2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined), with certain Lenders party thereto, Bank of America, N.A. ("BANK OF AMERICA") as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Lender, JPMorgan Chase Bank, as Syndication Agent, Harris Trust and Savings Bank, Morgan Stanley & Co. Incorporated and UBS Warburg LLC, as Co-Documentation Agents and Banc of America Securities LLC and J.P. Morgan Securities Inc., as Joint Book Managers. The Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement. It is a condition precedent to the making of Loans and the issuance of Letters of Credit by the Lenders under the Credit Agreement and the entry by any Lender or Affiliate thereof into any Permitted Secured Swap Contract with any Loan Party or Subsidiary thereof (each such Swap Contract being a "SECURED SWAP CONTRACT") from time to time after the occurrence of the Time of Merger that the Guarantor shall have executed and delivered this Guaranty.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans and to issue Letters of Credit under the Credit Agreement and the Secured Parties to enter into Secured Swap Contracts from time to time, the Guarantor hereby agrees as follows:

                  Section 1. Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party or Subsidiary Guarantor now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all reasonable expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document to the extent such Secured Party is entitled to reimbursement of any such expenses by any Loan Party or Subsidiary Guarantor pursuant to the terms of the relevant Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party or Subsidiary Guarantor to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party or Subsidiary Guarantor.

                 Section 2. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of the Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party or Subsidiary Guarantor under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or Subsidiary Guarantor or whether the Borrower or any other Loan Party or Subsidiary Guarantor is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party or Subsidiary Guarantor under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

                  (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party or Subsidiary Guarantor under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

                  (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

                  (f) any failure of any Secured Party to disclose to any Loan Party or Subsidiary Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or Subsidiary Guarantor now or hereafter known to such Secured Party (the Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

                  (g) the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of any Subsidiary Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

                  (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of any Loan Party, Subsidiary Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower, any other Loan Party or any Subsidiary Guarantor or otherwise, all as though such payment had not been made.

                Sections. 3. Waivers and Acknowledgments. (a) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party, any Subsidiary Guarantor or any other Person or any Collateral.

                  (b) The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  (c) The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against any of the other Loan Parties, any Subsidiary Guarantor, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of the Guarantor hereunder.

                  (d) The Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon such Guarantor and without affecting the liability of the Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and the Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against the Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

                  (e) The Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

                  (f) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and the Secured

Swap Contracts and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

                  Section 4. Subrogation. The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party, any Subsidiary Guarantor or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party, any Subsidiary Guarantor or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party, any Subsidiary Guarantor or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit and all Secured Swap Contracts shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the latest date of expiration, cancellation or termination of all Letters of Credit and all Secured Swap Contracts (or the cash collateralization thereof in a manner satisfactory to the Secured Parties) and (c) the termination of all Commitments, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If
(i) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (ii) all of the Commitments have terminated and (iii) all Letters of Credit and all Secured Swap Contracts shall have expired or been cancelled or terminated (or have been cash collateralized in a manner satisfactory to the Secured Parties), the Secured Parties will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Guaranty.

                  Sections 5. Payments Free and Clear of Taxes, Etc. (a) Unless otherwise required by law, any and all payments made by the Guarantor under or in respect of this Guaranty or any other Loan Document shall be made, in accordance with Section 4.1 of the Credit Agreement, free and clear of and without deduction for any and all present or future Taxes. If the Guarantor shall be required by any law to deduct any Taxes from or in respect of any sum payable under this Guaranty or any other Loan Document to any Secured Party, (i) the sum payable by the Guarantor shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5), such Secured Party

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                                       5

receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make all such deductions, (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) within 30 days after the date of such payment, the Guarantor shall furnish to the Administrative Agent (which shall forward the same to the relevant Secured Party) the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

                  (b) In addition, the Guarantor agrees to pay any and all present or future Other Taxes that arise from any payment made by or on behalf of the Guarantor under or in respect of this Guaranty or any other Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Guaranty and the other Loan Documents.

                  (c) If the Guarantor shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to any Secured Party, the Guarantor, as the case may be, shall also pay to the relevant Secured Party, at the time interest is paid, such additional amount that such Secured Party specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that such Secured Party would have received if such Taxes or Other Taxes had not been imposed.

                  (d) The Guarantor will indemnify each Secured Party for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 5) paid by such Secured Party, (ii) amounts payable under Section 5(c), and (iii) any liability (including additions to tax, penalties interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this Section 5(d) shall be made within 30 days from the date such Secured Party makes demand therefor.

                  (e) If the Guarantor is required to pay additional amounts to any Secured Party pursuant to this Section 5, then such Secured Party shall use reasonable efforts (consistent with internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to reduce or eliminate any such additional payment by the Guarantor which may thereafter accrue, if such change in the good faith judgment of such Secured Party is not otherwise material disadvantageous to such Secured Party.

                  (f) If the Guarantor pays any additional amounts in respect of any Taxes or Other Taxes pursuant to this Section 5 which results in any Secured Party actually receiving from the taxing authority impose such Taxes or Other Taxes a refund of such Taxes or Other Taxes, such Lender shall within 90 days of receipt of such refund pay to the Guarantor an amount equal to the amount of such refund actually received by such Secured Party and reasonably attributable to Taxes or Other Taxes that have been paid by the Guarantor under this Section 5 with respect to such refund, net of all out of pocket expenses, and without any interest; provided that each Secured Party shall only be required to pay to the Guarantor such amounts as such Secured Party in its good faith judgment, determines are attributable to Taxes or Other Taxes paid by the Guarantor.

                  (g) Without prejudice to the survival of any other agreement of the Guarantor hereunder or under any other Loan Document, the agreements and obligations of the Guarantor contained in this Section 5 shall survive the payment in full of the Guaranteed Obligations.

                  Section 6. Representations and Warranties. The Guarantor hereby makes with respect to itself each representation and warranty made in the Loan Documents by the Borrower and the Guarantor hereby further represents and warrants as follows:

                  (a) It is engaged solely in the business of being a holding company for the Borrower and holds no Equity Interests in any other Person.

                  (b) Other than the occurrence of the Time of Merger, there are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

                  (c) The Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and the Guarantor has established adequate means of obtaining from each other Loan Party and Subsidiary Guarantor on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party or Subsidiary Guarantor.

                  Section 7. Covenants. The Guarantor covenants and agrees that, so long as any party of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment or any Secured Hedge Party shall have any obligation under any Secured Hedge Contract, the Guarantor shall, unless the Required Lenders shall otherwise consent in writing:

                  (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation and preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises, in each case which are material and which are necessary or desirable in the normal conduct of its business;

                  (b) preserve or renew all of its registered patents, copyrights, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect;

                  (c) perform or observe, and cause the Borrower and each of its Subsidiaries to perform or observe, all of the terms, covenants and agreements that the Loan Documents state that the Guarantor or the Borrower or any other Loan Party or Subsidiary Guarantor is to perform or observe or that the Guarantor or the Borrower is to cause any Loan Party's Subsidiaries to perform or observe;

                  (d) maintain and preserve all property material to the normal conduct of its business in good working order and condition, ordinary wear and tear excepted, other than obsolete, worn out or surplus equipment;

                  (e) maintain with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons;

                  (f) pay and discharge as the same shall become due and payable, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Guarantor in respect thereof, all of its obligations and liabilities, including, without limitation, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, all lawful claims which, if unpaid, would be law become a Lien upon its properties or assets;

                  (g) comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist;

                  (h) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law, cause each Plan which is qualified under Section 401 (a) of the Code to maintain such qualification, and make all required contributions to any Plan subject to Section 412 of the Code;

                  (i) maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Guarantor, the Borrower and each of its Subsidiaries;

                  (j) permit representatives and independent contractors of any Secured Party to visit and inspect its properties, examine its corporate, financial and operating records and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with any of its directors, officers or independent public accountants;

                  (k) not designate any Indebtedness as "Guarantor Designated Senior Debt" pursuant to the terms of the Existing Subordinated Indenture or the New Subordinated Notes Indenture (or make any comparable designation with respect to any Subordinated Debt Document);

                  (1) not enter into or conduct any business, or engage in any activity (including, without limitation, any action or transaction that is required or restricted with respect to the Borrower and its Subsidiaries under Articles VII and VIII of the Credit Agreement without regard to any of the enumerated exceptions to such covenants), other than:

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                                       8

                           (i) the holding of Equity Interests in the Borrower and the performance of activities otherwise permitted under the Credit Agreement that arise in the ordinary course of its business as the holding company for the Borrower;

                           (ii) the issuance of Equity Interests in the Guarantor (provided that the Net Cash Proceeds thereof are applied (or payment in respect thereof is made) in accordance with the Credit Agreement), and the execution, delivery and performance by the Guarantor of any shareholders, subscription or other agreements relating to issuance of Equity Interests in the Guarantor;

                           (iii)    any actions or transactions permitted under
                  Section 8.6 of the Credit Agreement;

                           (iv) liabilities incurred in connection with its Guaranty Obligations under the Existing Subordinated Notes Indenture, the New Subordinated Notes Documents or any Indebtedness incurred by the Borrower in connection with the refinancing, renewal or extension of any of the Existing Subordinated Notes Indenture or the New Subordinated Notes Documents permitted under Section 8.5(e) of the Credit Agreement;

                           (v) the declaration of any dividend payment or other distribution on account of any shares of the TPG Acquisition Preferred Stock to the extent that such distribution is made solely with additional shares of TPG Acquisition Preferred Stock;

                           (vi) so long as no Default or Event of Default of the type described under Section 9.1 (f) or 9.1 (g) of the Credit Agreement has occurred and is continuing, the redemption, prepayment, defeasance or repurchase (collectively, the "REDEMPTION") of any shares of TPG Acquisition Preferred Stock with the Net Case Proceeds from any issuance of Equity Interests in the Guarantor;

                           (vii)    the issuance of any TPG Acquisition
                  Preferred Stock for a price greater than the liquidation preference thereof (i.e. $1,000 per share) or in connection with the payment of regularly scheduled dividends thereon;

                           (viii) the making of any future equity or debt contributions to the Borrower to the extent not otherwise prohibited by the Credit Agreement;

                           (ix) the making of any dividend payment or other distribution with respect to any of its Equity Interests (whether as a result of a dividend or a purchase, redemption or other acquisition for value of any of its Equity Interests or any warrants, rights or options in respect of such Equity Interests, now or hereafter outstanding) with the proceeds of any amounts received from the Borrower pursuant to Section 8.15(b)(v) of the Credit Agreement;

                           (x) the purchase of any Equity Interests in the Guarantor or any other Loan Party or Subsidiary Guarantor to the extent permitted under Section 8.15(b)(iv) of the Credit Agreement;

                           (xi) the making of any payments required to be made under the Tax Sharing Agreement;

                           (xii) the performance of its obligations in respect of employment arrangements entered into in the ordinary course of its business as a holding company of the Borrower;

                           (xiii) Contingent Obligations with respect to obligations of the Company and its Subsidiaries permitted to be incurred under the terms of the Credit Agreement in the ordinary course of business, provided that the aggregate outstanding amount of any such Contingent Obligations shall not exceed $25,000,000; and

                           (xiv) the performance of its Obligations under each of the Loan Documents to which it is a party; and

                           (xv) contracts, agreements or other undertakings (including, without limitation, commitments by the Borrower or any of its Subsidiaries to purchase or acquire Equity Interests in other Person) related to loans, investments and Acquisitions by the Borrower or any of its Subsidiaries to the extent the Borrower or such Subsidiary is permitted to make such loan, investment or Acquisition or enter into any commitment with respect thereto under Section 8.4 of the Credit Agreement.

                  Section 8. Amendments, Guaranty Supplements, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and the Guarantor and acknowledged by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, (a) reduce or limit the obligations of the Guarantor hereunder, release the Guarantor hereunder or otherwise limit the Guarantor's liability with respect to the Obligations owing to the Secured Parties under or in respect of the Loan Documents, (b) postpone any date fixed for payment hereunder or (c) change the number of Secured Parties or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Loans or (z) the aggregate Effective Amount of outstanding Letters of Credit that, in each case, shall be required for the Secured Parties or any of them to take any action hereunder.

                  Section 9. Notices, Etc. (a) Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered, if to any Guarantor, addressed to it at the address, facsimile number or (subject to subsection (c) below), electronic mail address set forth on the signature page hereof, if to any Agent or any Lender, at its address, facsimile number or (subject to subsection (c) below), electronic mail address specified in Section 11.2 of the Credit Agreement, if to any Lender or Affiliate thereof party to any Secured Swap Contract, at its address, facsimile number or (subject to subsection (c) below), electronic mail address specified in the Secured Swap Contract to which it is a party, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails (certified or registered), postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

                  (b) Effectiveness of Facsimile Documents and Signatures. This Guaranty may be transmitted and/or signed by facsimile. The effectiveness of such document and signatures shall, subject to applicable law, have the same force and effect as manually-signed original and shall be binding on the Guarantor. The Administrative Agent may also require that any such document and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

                  (c) Electronic Communication. Notices and other communications to the Secured Parties hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                  Section 10. No Waiver; Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  Section 11. Right of Set-off. In addition to any right or remedy of the Secured Parties provided by law, if an Event of Default exists, or the Loans have been accelerated, each Secured Party is authorized at any time and from time to time, without prior notice to the Guarantor, any such notice being waived by the Guarantor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Secured Party or any Affiliate of such Secured Party to or for the credit or the account of the Guarantor against any and all Obligations then due and owing to such Secured Party and each Affiliate of such Secured Party and each Secured Party and Affiliate thereof is hereby irrevocably authorized to permit such set-off and application. Each Secured Party agrees promptly to notify the Guarantor and the

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                                       11

Collateral Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  Section 12. Indemnification. (a) Without limitation on any other Obligations of the Guarantor or remedies of the Secured Parties under this Guaranty, and whether or not the transactions contemplated by the Credit Agreement are consummated, the Guarantor shall, to the fullest extent permitted by law, indemnify and hold harmless each Indemnified Person from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any Indemnified Person in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party or Subsidiary Guarantor enforceable against such Loan Party or Subsidiary Guarantor in accordance with their terms.

                  (b) The Guarantor hereby also agrees that none of the Indemnified Persons shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Guarantor or any of its Affiliates or any of their respective officers, directors, employees, agents and advisors, and the Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Loans or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

                  (c) Without prejudice to the survival of any of the other agreements of the Guarantor under this Guaranty or any of the other Loan Documents, the agreements and obligations of the Guarantor contained in Section 1 (a) (with respect to enforcement expenses), the last sentence of Section 2,
Section 5 and this Section 12 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.

                  Section 13. Subordination. The Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to it by each other Loan Party and Subsidiary Guarantor (the "SUBORDINATED OBLIGATIONS") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 13:

                  (a) Prohibited Payments, Etc. Except during the continuance of any Event of Default (including the commencement and continuation of any Insolvency Proceeding relating to any other Loan Party or Subsidiary Guarantor) and so long as the Administrative Agent has delivered written notice to the Guarantor of the Required Lenders' intent to exercise their rights under this Section 13, the Guarantor may receive regularly scheduled payments from any other Loan Party or Subsidiary Guarantor on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any Insolvency Proceeding relating to any other Loan Party or Subsidiary Guarantor) and so long as the Administrative Agent has delivered written notice to the Guarantor of the Required Lenders' intent to exercise their rights under this Section 13, the Guarantor shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

                  (b) Prior Payment of Guaranteed Obligations. In any Insolvency Proceeding relating to any other Loan Party or Subsidiary Guarantor, the Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of an Insolvency Proceeding, whether or not constituting an allowed claim in such proceeding ("POST PETITION INTEREST")) before the Guarantor receives payment of any Subordinated Obligations.

                  (c) Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any Insolvency Proceeding relating to any other Loan Party or Subsidiary Guarantor), the Guarantor shall, if the Administrative Agent so requests in writing, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

                  (d) Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any Insolvency Proceeding relating to any other Loan Party or Subsidiary Guarantor) and so long as written notice has been delivered to the Guarantor of the Required Lenders' intent to exercise their rights under this
         Section 13, the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require the Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

                  Section 14. Continuing Guaranty; Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the latest date of expiration, cancellation or termination of all Letters of Credit and all Secured Swap Contracts (or the cash collateralization thereof in a manner satisfactory to the Secured Parties) and (iii) the termination of all Commitments, (b) be binding upon the Guarantor, its successors and assigns and
(c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause
(c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 11.7 of the Credit Agreement. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

                  Section 15. Execution in Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  Section 16. Effective Date. This Guaranty shall become effective, without further action or notification on the part of the Guarantor or any Secured Party, on and as of the Time of Merger.

                  Section 17. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE SECURED PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. THE GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

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                  (c) Waiver of Jury Trial THE GUARANTOR WAIVES ITS RESPECTIVE
RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE GUARANTOR AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE GUARANTOR FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABELITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                                DEL MONTE FOODS COMPANY

                                                By /s/ Jon W. Graves
                                                   ---------------------------
                                                   Title: JON W. GRAVES
                                                       ASSISTANT TREASURER
                                                 Address for Notice Purposes:
                                                 Del Monte Foods Company
                                                 One Market @ The Landmark
                                                 San Francisco, California 94105
                                                 Attention: Secretary
                                                 Facsimile: (415) 247-3263
                                                 Email: